Exhibit 10.23 Purchase Order #250810 from Sandia National Laboratories

Sandia National Laboratories

Operated for the U.S. Department of Energy by
Sandia Corporation

SANDIA CORPORATION PROCUREMENT FAX COVER SHEET FOR PO 250810

This is a fax sent directly from the Procurement System.
Any faxed signature page will not be signed by the SCR, but the documents are nonetheless legally binding on Sandia Corporation.

TO:	TOM ANDERSON NOVINT TECHNOLOGIES
FAX:	8883098590
PHONE:	(866) 298-4420
FROM:	LINDA R. BONNEFOY-LEV, Sandia Contracting Rep. (SCR)
FAX:	505-844-1387
DATE:	03/12/2004
PAGES:	9 (including this cover page)

Sandia National Laboratories

Operated for the U.S. Department of Energy by
Sandia Corporation

Document Date:	03/12/2004
Document No.:	250810
Revision No.:	0

NOVINT TECHNOLOGIES
4900 CUTTING AVE NW
ALBUQUERQUE, NM 87114-5304
United States

Please respond to:

LINDA R. BONNEFOY-LEV
Sandia National Laboratories
PO Box 5800
MS 1110
Albuquerque, NM 87185-1110
Phone: 5058448523
Fax: 505-844-1387
E-mail: lrbonne@sandia.gov

This is a Standard Purchase Order.

This contract between Sandia Corporation and the above named Contractor is authorized for binding commitment by the Sandia Contracting Representative, named above, and is effective on the above document date provided that the Contractor accepts the contract terms including Section I appended hereto and the Section II as set forth in SF6432-FP (01-02), found at http://www.sandia.gov/supplier/terms/ by signing a copy of this Signature Page and returning it to the SCR.

Authorized Contractor Representative　　　　　　　　　　Date

Operated for the U.S. Department of Energy by
Sandia Corporation

Document#: 250810 Rev#: 0 Page: 1

Shipping Destination:
Sandia National Labs
NO SHIPMENT

United States

NOVINT TECHNOLOGIES
4900 CUTTING AVE NW
ALBUQUERQUE, NM 87114-5304
United States

Send Invoice to:
ACCOUNTS PAYABLE MS0154
PO BOX 5130
ALBUQUERQUE ,NM 87185
United States

Supplier Code:	Created: Buyer:	Revised: Revised Buyer:
20273	28-JAN-04 BONNEFOY-LEV	
Payment Terms:	Ship Via:	FOB:
NET 30	NO SHIPMENT	NOT APPLICABLE
Freight Terms:	Requestor:	ANDERSON, T
NOT APPLICABLE	CHAVEZ, PATRICK F.	(866) 298-4420

Please formally accept this order by: 04-MAR-04

Itm	Part Number	Promised	Quantity	UOM	Unit Price	Line Total
1	DISTRIBUTED COMPONENT ARCITECTURE FOR DESIGN SIMULATORS	30-SEP-04		US D		132,690.00

AMOUNT: 132,690.00

SECTION I TERMS AND CONDITIONS

CLAUSE 0. This is a Contract on a Firm Fixed Price basis between Sandia Corporation and the Contractor on the cover page. This Contract is issued based on RFQ 6189.

CLAUSE 1 - STATEMENT OF WORK

Distributed Component Architecture for Design Simulators

Background
Sandia's Design Simulator R&D effort allows nuclear weapons designers distributed access to institutional computational resources and applications such as Cubit, Spyglass, Dakota and Entero. Using desktop computers and a web browser based interface, designers can access computational servers for multi-run parameter/sensitivity studies, uncertainty quantification or optimization jobs in a way that is easy to use, robust and efficient. The Distributed Component Architecture for Design Simulators (DCADS) project is intended to help refine and extend the Sandia Design Simulator R&D architecture in order to allow more rapid (i.e., 3 months or less) development and deployment of design simulators for nuclear weapons design.

During the first year of the DCADS R&D effort, a preliminary design of the architecture was developed and a prototype implementation of the architecture within the context of a 3D Electrical Component Layout (3DECL) application / Design Simulator was completed. The 3DECL application performs real-time interference checking as users interactively place electrical components within a three-dimensional workspace. If a force feedback device is employed, collision forces are fed back to the user.

The second year of the DCA R&D effort will be focused on refining the existing 3D Electrical Component Layout (3DECL) application to give it broader applicability and further developing the Distributed Component Architecture within the context of a Multimodal Multivariate Data Visualization (MMDV) Component. The majority of the development effort (i.e., approximately 80%) should be allocated to the MMDV component.

Objective
The DCADS effort is aimed at designing, developing and validating a distributed computational architecture that supports reuse or facile adaptation of software components to allow rapid development of Design Simulators. These components will, predominantly, address user interface, data visualization and file management functions that can be used across the wide variety of applications encompassed by the broader Design Simulator effort.

Tasks:

Task 1) 3DECL Application Refinement. Contractor shall extend the existing 3DECL application to support: a) user-specified libraries of 3D components and grouping objects; b) low cost 3D input-only devices for component placement; and c) interactive copy/paste operations on components. In addition, Contractor shall refine the application to: a) provide better system mouse support; b) allow the user to chose the

type of interactive collision detection algorithm to be used -- ranging from fast 2.5D approaches to slower but more precise 3D approaches; and c) provide more powerful 3D visual cues including shadows. Contractor shall refine the overall operation of the 3DECL application for more robust behavior.

Task 2) MMDV Component Development. Contractor shall develop aA re-usable Distributed Component Architecture component that supports the visualization and understanding of multivariate data sets. This Component will provide multimodal "visualization" capabilities. Contractor shall extend the typical multiple views paradigm employed for multivariate data sets to allow the data to be simultaneously explored using graphics, sound and touch feedback. In collaboration with Sandia, a small number of common graphical display techniques will be chosen and implemented. Contractor shall support the mapping of data values and conditions on those values to sound and haptic feedback. The sonification component will use the General MIDI capability commonly available on modern PCs for sound generation. The haptic component will support data-driven generation of a variety of force feedback effects including vibration, attractant forces and repulsive forces. At Sandia's discretion and based on user preference and computer configuration, all of the feedback modalities or any subset of them may be employed.

Milestones and Deliverables

1 3DECL Application Final Version

* Deliver final Year 2 version of 3DECL application including:
  - Executables
  - Source code & build scripts
  - User documentation
* Discuss progress and future directions with SDR

Due on or before 12 April 2004

2 MMDV Component Project Plan

* Meet with SDR to discuss and confirm MMDV direction
* Deliver a short MMDV project plan for the year to SDR

Due on or before 26 April 2004

3 MMDV Component Prototype 1

* Deliver executable version of the MMDV Component demonstrating initial implementation of key functions and features on a single data set including:
  - Initial multimodal rendering
  - Single rendering/display technique per modality
* Discuss and confirm status and direction with SDR

Due on or before 24 May 2004

4 MMDV Component Prototype 2

* Deliver executable version of the MMDV Component implementing major functions and features including:

- Refined multimodal rendering
- Multiple rendering/display techniques per modality
- Ability to load variety of data sets

* Discuss and confirm status and direction with SDR

Due on or before 05 July 2004

5 MMDV Component Final Version

* Deliver final Year 2 version of MMDV Component including:
  - Executables
  - Source code & build scripts
  - User documentation
* Discuss progress with SDR

Due on or before 16 August 2004

CLAUSE 2 - PERIOD OF PERFORMANCE

The Period of Performance shall commence on March 12, 2004 and shall end on September 30, 2004.

CLAUSE 3 - TOTAL PRICE

Total Price: $ 132,690.00

Payment shall be made upon completion of the following milestones/tasks:

Milestone/Task	Description	Amount
1	3DECL Application Final Version	$29,192
2	MMDV component Project Plan	$13,269
3	MMDV Component Prototype I	$26,538
4	MMDV Component Prototype 2	$37,153
5	MMDV component Final Version	$26,538

CLAUSE 4 - INVOICING - 812-INV (06-01)

Contractor shall submit an original invoice within 30 days of delivery of goods or services or once monthly within the period of performance in accordance with contract terms and conditions. Final invoices

shall be noted as such.

INVOICING INSTRUCTIONS: Any deviation from the following invoicing instructions, including invoices delivered to a street address, MAY DELAY PAYMENT.

1. Any invoice submitted to Sandia National Laboratories must:
   - include PO/contract number as noted in this contract (invoice each PO/contract separately),
   - include the Contractor's name (as stated in the PO/contract) and the "remit address",
   - identify items or parts numbers exactly as listed on the PO/contract line item,
   - include any applicable freight charges (including freight forwarder charges paid by Contractor), and
   - include freight bill for any freight charges of $50 or more.

Note: In order for payment to occur, any freight charges invoiced separately by either a freight carrier or a supplier must include: PO/contract number or SNL project and task number, and organization number.

2. Do not submit duplicate invoices.

3. Payment information may be obtained at URL address: http://www.sandia.gov/supplier/websupplier/index.html or by calling (505) 845-9600. Additional information may be obtained by calling the Accounts Payable Helpline at (505) 845-2455.

CLAUSE 5 - DEFENSE PRIORITIES AND ALLOCATIONS SYSTEM (DPAS) RATING - 110-DPT (10-99)

This procurement is a DO rated order certified for national defense use under the Defense Priorities Allocation System Rating (DPAS) (15 CFR 700). The Contractor is required to follow all of the requirements of Section II Clause DEAR 970.5204-33(a).

CLAUSE 6 - DELEGATION OF AUTHORITY - 404-KDB (11-00)

The following Sandia personnel are hereby authorized to act as delegated Sandia representatives for the specific purpose(s) shown, subject to the Section II limitations as authorized.

Delegated representatives shall exercise no supervision over the Contractor's employees.

DELEGATE(S):

NAME	PHONE	ORG/MS
Patrick F. Chavez	(505) 844-0218	09232/0820

DUTIES DELEGATED:

SDR will act as technical liaison, accept contract deliverables, authorize domestic travel, and verify invoices.

NOTE: The Sandia Contracting Representative (SCR) is the only person who can legally obligate Sandia for the expenditure of funds, change scope and/or level of effort and/or terms and conditions, negotiate, and sign documents legally binding Sandia. COMMITMENT, OBLIGATIONS OR PROMISES, IMPLIED OR EXPRESSED, BY SANDIA PERSONNEL OTHER THAN THE SCR DO NOT BIND SANDIA IN ANY MANNER.

CLAUSE 7 - EXPORT CONTROL - 617-EXP (10-99)

Information, data or materials sent to Contractor under this contract may be export controlled. As required by federal laws and regulations, the Contractor shall obtain any license required before passing any such information, data or materials to any foreign national inside or outside the United States.

CLAUSE 8 - IMPORT CONTROL - 619-IC (05-00)

The Contractor shall notify the Sandia Contracting Representative (SCR) in writing of any item/supplies to be imported into the United States which will cause Sandia to become the Importer of Record. The notice shall be provided to the SCR prior to importation of such items and shall include the following information:

- country of origin,
- contract number,
- Harmonized Tariff Schedule Number (if available),
- value of item, and
- proposed delivery date.

Within ten (10) days of receipt of the notice Sandia will provide the Contractor with instructions for shipment. Failure to notify Sandia or to follow shipping instructions may result in disallowance of any cost incurred by the contractor regarding custom duties.

CLAUSE 9 - ACQUISITION CONFLICT RESOLUTION PROCESS - 850-ACR (08-00)

Sandia Contracting Representative (SCR) encourages open, honest communication between the supplier and the SCR in resolving a concern. It is always best to resolve issues in an open atmosphere between the SCR and the supplier without escalating the problem. The goal is to ensure timely resolution of the problem without undue expense to either party.

It is the intent of Sandia National Laboratories to resolve supplier concerns through a Conflict Resolution Process, which is timely, includes several options, is easy to use and provides satisfactory results to both the supplier and Sandia. This process is described at the following web site:
http://www.sandia.gov/supplier/docs/conflict-res.pdf

Among the options available is for the Contractor to use the Sandia Ombuds Office at (505) 844-9763 (New Mexico) or (925) 294-3655 (California) to address concerns regarding Sandia procurement actions.

The Contractor agrees to the following:

By submitting a response to the solicitation, the supplier agrees to use the Acquisition Conflict Resolution Process at the web site listed to resolve award controversies.

After award of a contract the supplier agrees to the Acquisition Conflict Resolution Process at the web site listed to resolve any contract disputes that occur during the performance of the contract.

CLAUSE 10 - CLARIFICATION OF DATA RIGHTS

Novint grants to Sandia National Laboratories (Sandia) a non-exclusive, perpetual, royalty free license to use internally and reproduce any software (i.e., source code form and executable form) developed under this contract. Such license rights include the right of Sandia to modify such software -- including modification without Novint's involvement. The license rights granted hereunder also include the right for Sandia to distribute the software, in executable form only, to third parties. Novint retains sole rights of ownership and commercial distribution for all software in source code form and its derivative works. Sandia cannot distribute the software in source code form outside of Sandia. It is expressly understood that Sandia has rights under the Government Rights in Data provisions, and this clause does not restrict any actions of Sandia under those Rights.